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CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors

Asia Entertainment & Resources Ltd.

We hereby consent to the incorporation by reference in its Registration Statements on Form F-3 (File No. 333-185759) and Form S-8 (File No. 333- 183782) of Asia Entertainment & Resources Ltd. of our reports dated April 5, 2013, relating to the financial statements and the effectiveness of internal control over financial reporting for the three years ended December 31, 2012 which appear in this Form 20-F.

/s/ UHY LLP

New York, New York

April 5, 2013